UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 23, 2026
KONTOOR BRANDS, INC.

(Exact name of registrant as specified in charter)

North Carolina	001-38854	83-2680248
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
400 N. Elm Street
Greensboro, North Carolina 27401
(Address of principal executive offices)
(336) 332-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, no par value	KTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 23, 2026, the Board of Directors (the “Board”) of Kontoor Brands, Inc. (the “Company”) approved and adopted amendments to the Company’s amended and restated bylaws (as amended and restated, the “Amended and Restated Bylaws”), which became effective immediately following the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). Among other things, the amendments contained in the Amended and Restated Bylaws:

•update provisions regarding meetings of shareholders, including clarifying the authority to hold virtual meetings and use remote communications and adding information regarding the conduct of meetings and the responsibilities of the person presiding over any meeting of shareholders;

•expand the disclosures required from shareholders to propose business or nominate directors for election at the Company’s annual meeting of shareholders;

•update the advance notice deadlines for shareholder proposals and nominations to not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders, or, if the annual meeting is held more than 30 days before or more than 70 days after such anniversary date, no earlier than the 120th day prior to such annual meeting and no later than the later of the 90th day prior to such annual meeting or the 10th day following the Company’s first public disclosure of such meeting date;

•provide that, for any director nominees proposed by a noticing shareholder pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such nominees shall be disregarded, and any proxies or votes in respect of the election of such proposed nominees shall be disregarded, if the noticing shareholder fails to comply with the applicable requirements of Rule 14a-19 under the Exchange Act or fails to timely provide documentation reasonably satisfactory to the Company that such proposing person has met the requirements of Rule 14a-19(a)(3);

•require shareholders soliciting proxies to use a proxy card color other than white;

•specify provisions regarding inspectors of election for meetings of shareholders; and

•make other clarifying, conforming and administrative changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 23, 2026, the Company held its 2026 Annual Meeting where the Company’s shareholders voted on: (i) the election of six directors; (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2027; (iii) a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s definitive Proxy Statement, dated March 9, 2026, for the 2026 Annual Meeting (the “2026 Proxy Statement”) and (iv) a non-binding advisory vote to approve the frequency of future advisory votes on the compensation of the Company’s named executive officers.

The final voting results with respect to each of the proposals are set forth below.

Proposal 1. The shareholders elected six directors to each serve a one-year term expiring at the Company’s Annual Meeting of Shareholders to be held in 2027 and until their respective successors are duly elected and qualified.

Name of Nominee	For	Against	Abstentions	Broker Non-Votes
Scott H. Baxter	45,929,322	439,102	82,476	4,965,889
Maryelizabeth R. Campbell	46,266,795	105,606	78,499	4,965,889
Ashley D. Goldsmith	46,105,171	136,966	208,763	4,965,889
Mark L. Schiller	46,136,923	235,541	78,436	4,965,889
Robert K. Shearer	45,886,187	486,287	78,426	4,965,889
Shelley Stewart, Jr.	46,094,104	147,101	209,695	4,965,889
Proposal 2. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2027.

For	Against	Abstentions	Broker Non-Votes
50,887,986	453,409	75,394	0

Proposal 3. The shareholders approved the compensation of the Company’s named executive officers as disclosed in the 2026 Proxy Statement on a non-binding advisory basis.

For	Against	Abstentions	Broker Non-Votes
45,505,472	849,406	96,022	4,965,889
Proposal 4. The shareholders approved an annual frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
45,091,415	49,551	1,211,516	98,418	4,965,889
Further information concerning the matters voted upon at the 2026 Annual Meeting is contained in the 2026 Proxy Statement.
Item 8.01. Other Events.
On April 24, 2026, Kontoor Brands, Inc. issued a press release announcing that its Board of Directors declared a regular quarterly cash dividend of $0.53 per share of its common stock, payable on June 18, 2026, to shareholders of record at the close of business on June 8, 2026. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Kontoor Brands, Inc. effective April 23, 2026
99.1	Press release issued by Kontoor Brands, Inc. dated April 24, 2026, announcing the quarterly dividend.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONTOOR BRANDS, INC.
Date: April 24, 2026	By:	/s/ Thomas L. Doerr, Jr.
	Name:	Thomas L. Doerr, Jr.
	Title:	Executive Vice President, Chief Legal Officer and Secretary